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Exhibit 5

                        LAW OFFICES OF OSCAR D. FOLGER
                               521 Fifth Avenue
                          New York, New York  10175


                                                          June 20, 1997

AMBI Inc.
771 Old Saw Mill River Road
Tarrytown, New York 10591

                     Re:  Form S-3 Registration Statement
                          -------------------------------


Gentlemen:

         We have acted as counsel for AMBI Inc., a New York corporation (the "Company"), in connection with the registration by the Company of 9,581,560 shares of Common Stock, par value $0.005 per share (the "Securities"), which are the subject of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"). As counsel to the Company we have examined and relied upon the original or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary in order to render the following opinion.

         On the basis of and subject to the foregoing, it is our opinion that the Securities to be issued and sold by the Company have been duly authorized and, when issued and sold, will be duly issued and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

         This opinion is to be used only in connection with the offer and sale of the Securities as variously referred to herein while the Registration Statement is in effect.

                                                 Very truly yours,

                                                 /s/
                                                 Oscar D. Folger

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